UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: October 26, 2001

ELINE ENTERTAINMENT GROUP, INC.

(Exact Name of Registrant as specified in its charter)

NEVADA	0-30451	88-0429856
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Item 4. Changes in Registrant=s Certifying Accountant.

The registrant retained the services of the accounting firm of Rodefer Moss on October 26, 2001, as their principal accountant.

The registrant did not contact the new accountant prior to its engaging the new accountant regarding the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the registrant's financial statements.

The registrant did not contact the new accountant prior to its engaging the new accountant regarding any matter that was either the subject of a disagreement or a reportable event.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELINE ENTERTAINMENT GROUP, INC.

/s/ Sonny Paradise

Sonny Paradise, CEO

Date: December 19, 2001